SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

April 26, 2006
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	1-7349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated May 2, 2006

Item 1.01.  Entry Into a Material Definitive Agreement

On April 26, 2006, the Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Ball Corporation (the “Company”) took the following actions which were approved by the Board:

The Committee approved the Acquisition-Related, Special Incentive Plan - Combined Metal Food & Household Products Packaging Division and Plastics Packaging Division (the “Plan”) incentive compensation plan. The program is available to selected executives and senior managers who are in a position to impact significantly the successful integration of U.S. Can and Alcan Plastics into the Company’s business and to enhance and sustain the success of the Company’s other business units while the integration efforts proceed.

The Plan will pay the participant an amount of money determined in accordance with the provisions of the Plan, if (and only if) (i) the combination of the Company’s metal food and household products packaging division and plastics packaging division (“combined divisions”) exceeds certain EBIT or cash flow goals for a performance period (as such terms are defined below), and (ii) the participant is continuously employed full-time by the Company from the effective date of the Plan, January 1, 2006, until the close of such performance period in his or her current position or another position eligible for inclusion in this Plan.

The 12-month performance period means a period beginning January 1, 2006, and ending on December 31, 2006. The 24-month performance period means the period beginning on January 1, 2006, and ending on December 31, 2007. The 36-month performance period means the period that begins on January 1, 2006, and ends on December 31, 2008.

Cumulative EBIT and cumulative cash flow shall be based on the results of the combined divisions measured from January 1, 2006, to the end of the relevant performance period. The Company’s Chief Financial Officer shall make all determinations related to the final EBIT and cash flow calculations under the Plan.

The Plan shall provide for the payment of a special incentive factor based upon a percentage of the participant’s average annual base salary earned in calendar years 2006, 2007 and 2008. Actual awards under the Plan may range from 0 to 150% of a participant’s special incentive factor and are based upon certain achievement goals that have been set by the Committee.

The Committee shall administer and interpret the Plan and its decision shall be final, binding and conclusive.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:  /s/ Raymond J. Seabrook
        Name: Raymond J. Seabrook
        Title: Executive Vice President and Chief Financial Officer

Date:  May 2, 2006